Exhibit 99.1
FOR IMMEDIATE RELEASE
LINN ENERGY ACHIEVES COMPLIANCE WITH NASDAQ LISTING RULES
Pittsburgh, Pennsylvania, July 7, 2006 — Linn Energy, LLC (Nasdaq: LINE) today announced that on July 6, 2006, it was notified that the Nasdaq Listing Qualifications Panel has determined that the Company is now fully compliant with all Nasdaq Marketplace Rules. Accordingly, the Company’s securities will remain listed on The Nasdaq Global Market (formerly The Nasdaq National Market). As previously announced, the Company appeared before the Nasdaq Listing Qualifications Panel on June 1, 2006 due to the delayed filing of its 2005 Annual Report on Form 10-K and its Form 10-Q for the quarter ended March 31, 2006. After filing the 2005 Form 10-K and first quarter 2006 Form 10-Q, Linn Energy has become current in its reporting requirements with the Securities and Exchange Commission.
ABOUT LINN ENERGY
Linn Energy is an independent natural gas and oil company focused on the development and acquisition of properties in the Appalachian Basin, primarily in West Virginia, Pennsylvania, New York and Virginia. More information about Linn Energy is available on the internet at www.linnenergy.com.

CONTACT:	Kolja Rockov, EVP & CFO Linn Energy, LLC 412-440-1479